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                                                                    EXHIBIT 4.13

                              AMENDMENT NO. 1 TO
                         EXECUTIVE STOCK AGREEMENT AND
                       EMPLOYMENT AGREEMENT AND CONSENT
                       --------------------------------


     This Amendment No. 1 to Executive Stock Agreement and Employment Agreement and Consent (this "Amendment") is entered into as of this 21/st/ day of August, 1998, between Focal Communications Corporation, a Delaware corporation (the "Company"), Joseph Beatty ("Executive"), Brian F. Addy, John R. Barnicle, Robert
C. Taylor, Jr., Madison Dearborn Capital Partners, L.P., Frontenac VI, L.P. and Battery Ventures III, L.P. (collectively with Executive, the "Stockholders"). Capitalized terms not otherwise defined in this Agreement are used herein with the meanings assigned to such terms in the Stock Purchase Agreement, dated November 27, 1996, by and among the Company and the other parties thereto (as amended, the "Stock Purchase Agreement") or the Executive Stock Agreement (as hereinafter defined), as the case may be.

     WHEREAS, the Company and the Executive wish to amend the provisions of the Executive Stock Agreement and Employment Agreement, dated November 27, 1996, by and between the Company and the Executive (the "Executive Stock Agreement") as provided in paragraph 1 of this Amendment;

     WHEREAS, the Stockholders collectively own all of the Institutional Investor Stock and at least a majority of the Executive Stock; and

     WHEREAS, the Stockholders wish to consent to the amendment (as provided in paragraph 1 of this Amendment) for purposes of the Stock Purchase Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Amendment hereby agree as follows:

     1.   Amendments to Executive Stock Agreement.  Pursuant to Section 9(h) of
          ---------------------------------------
the Executive Stock Agreement:

          (a) Paragraph 2(d) of the Executive Stock Agreement is hereby amended and restated to read in its entirety as follows:

          "(d) Acceleration upon a Public Offering. At the closing
               -----------------------------------
          of a Public Offering, if the Executive is then employed by the Company, there will vest the number of Unvested Shares which were scheduled to vest within 12 months following such closing, and on each anniversary of the Closing hereunder following the closing of a Public Offering, if the Executive is then employed by the Company, there will vest 20% of the original Unvested Shares (so that the
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          vesting schedule set forth in paragraph 2(a) above shall have been effectively accelerated by one year)."

          (b) The first two sentences of paragraph 2(e) of the Executive Stock Agreement are hereby deleted and replaced with the following:

          "(e)  Acceleration upon Death or Disability. If Executive's
                -------------------------------------
          employment with the Company or any of its Subsidiaries terminates by reason of Executive's death or Disability, all Unvested Shares shall become Vested Shares."

          (c) Paragraph 2(f) of the Executive Stock Agreement is hereby amended by adding the following sentence at the end of such section:

          "Any Unvested Shares which the Company (or its assignees pursuant to paragraph 3(e) hereof) has elected to repurchase in the Repurchase Notice provided for in paragraph 3(b) below but for which a closing in accordance with paragraph 3(g) below has not occurred within the time frame set forth in paragraph 3(g) (as modified by paragraph 3(h), if applicable or extended by request of or agreement by the Executive) for a reason other than Executive's failure to perform his obligations under this paragraph 3 shall thereafter be deemed Vested Shares for all purposes of this Agreement and the Stockholders Agreement."

          (d) Paragraph 3(c)(ii) of the Executive Stock Agreement is hereby amended and restated in its entirety to read as follows:

          "(ii) The Repurchase Price for shares of Vested Executive Stock repurchased hereunder shall be the fair market value of such shares on the date of the Repurchase Notice
          (determined according to the method set forth in paragraph
          3(d) below)."

          (e) Paragraph 3(h) of the Executive Stock Agreement is hereby amended and restated in its entirety as follows:

          "(h)  Restrictions. All repurchases of Executive Stock by the
                ------------
          Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company's and its Subsidiaries debt and equity financing agreements.
          If any such restrictions prohibit the repurchase of Executive Stock hereunder which the Company is otherwise entitled or required to make, the time periods provided in this paragraph 3 shall be suspended for a period of time not exceeding six months in the aggregate, and the Company may make such repurchases (subject to compliance with

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          paragraph 3(b) and the other sections of this paragraph 3, as modified by this paragraph 3(h), if applicable) as soon as it is permitted to do so under such restrictions, unless by such time such Repurchase Option has terminated pursuant to paragraph 3(i) or has been deemed forfeited pursuant to this paragraph 3(h). Notwithstanding anything in this paragraph 3 to the contrary, any repurchase of Executive
          Stock by the Company and/or its assignees hereunder for which a closing in accordance with paragraph 3(g) below has not occurred within the time frame set forth in paragraph 3(g)
          (as modified by the paragraph 3(h), if applicable, or extended by request of or agreement by the Executive) for a reason other than Executive's failure to perform his obligations under this paragraph 3 shall be deemed forfeited and neither the Company nor its assignees shall have any right to repurchase such shares hereunder."

          (f) Paragraph 3(i) of the Executive Stock Agreement is hereby amended and restated in its entirety to read as follows:

          "(i) Termination of Repurchase Option. Unless terminated sooner
               --------------------------------
          pursuant to the terms of the following sentence, all rights under this paragraph 3 of the Company and/or its assignees to repurchase Vested Executive Stock (but not Unvested Shares), whether or not exercised, shall terminate at the closing of a Public Offering. To the extent not terminated sooner pursuant to the terms of the immediately preceding sentence, all rights under this paragraph 3 of the Company and/or its assignees to repurchase Executive Stock (whether Vested Shares or Unvested Shares), whether or not exercised, shall terminate upon a Qualified Sale of the Company."

          (h) The definition of "Noncompete Compensation" set forth in the fourth sentence of paragraph 7(c) of the Executive Stock Agreement is hereby amended and restated to read in its entirety as follows:

          "Noncompete Compensation" shall consist of 100% of the salary that Executive received under paragraph 5(d) above as compensation from the Company and its Subsidiaries immediately prior to Termination (Executive's "Previous Salary") together with the continuation of the medical benefits that the Company provided to Executive immediately prior to Termination (Executive's "Previous Benefits"); provided that if at any
                                            --------
          time during the Noncompetition Period Executive obtains other employment (i) with comparable medical benefits to Executive's Previous Benefits, Executive's Noncompete Compensation shall during the period of such employment not include the continued provision of medical benefits, and (ii) with a salary exceeding 100% of Executive's Previous Salary, Executive's

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          Noncompete Compensation shall during the period of such
          employment be reduced (but not below zero) by the amount of such excess."

     2.   Consent.  For all purposes of the Stock Purchase Agreement (including,
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without limitation, Sections 4C(xii), 4E and 4G thereof), each of the
Stockholders consents to the amendment set forth in paragraph 1 of this Amendment.

     3.   Counterparts.  This Amendment may be executed in multiple
          ------------
counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     4.   Descriptive Headings.  The descriptive headings of this Amendment are
          --------------------
inserted for convenience only and do not constitute a part of this Amendment.


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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                              MADISON DEARBORN CAPITAL
__________________________
Brian F. Addy                 PARTNERS, L.P.
                              By:  Madison Dearborn Partners, L.P., its General
                                   Partner
                              By:  Madison Dearborn Partners, Inc., its General
                                   Partner

                              By:_____________________________________________
__________________________         Its:_______________________________________
John R. Barnicle


                              FRONTENAC VI, L.P.
__________________________
Joseph Beatty                 By:  Frontenac Company, its General Partner

                              By:_____________________________________________
                                   Its:_______________________________________



                              BATTERY VENTURES III, L.P.
__________________________
Robert C. Taylor, Jr.    .    By:  Battery Partners III, L.P., its General
                                   Partner

                              By:_____________________________________________
                                   Its:_______________________________________


                              FOCAL COMMUNICATIONS CORPORATION

                              By:_____________________________________________
                                   Its:_______________________________________

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